Exhibit 99.4

PRO-FORMA FINANCIAL INFORMATION

On September 8, 2004, Harris Interactive, Inc. (“the Company”) acquired all of the common stock of Wirthlin Worldwide, Inc. (“Wirthlin”) and Wirthlin was merged into a wholly owned subsidiary of Harris Interactive.

The historical financial information for the Company was derived from the audited financial statements from the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004. The historical financial information for Wirthlin was derived from the audited financial statements of Wirthlin for the fiscal year ended December 31, 2003 and from the unaudited financial statements of Wirthlin for the six months ended June 30, 2004 as contained in Exhibit 99.3 of this Amendment No. 1 to Current Report on Form 8-K.

The unaudited pro-forma consolidated balance sheet represents the pro-forma position of the Company as of June 30, 2004, as if the acquisition of Wirthlin had been completed as of that date.

The unaudited pro-forma consolidated statements of operations contained in this Report give effect to the acquisition of Wirthlin. The unaudited pro-forma consolidated statements of operations for the twelve months ended June 30, 2004 assumes that the Company acquired Wirthlin at the beginning of fiscal 2004, July 1, 2003.

In connection with the acquisition of Wirthlin on September 8, 2004, the Company recorded goodwill and other intangible assets in accordance with SFAS No. 141, “Business Combinations”. The $40.1 million of goodwill and other intangible assets was recorded as the excess of the purchase price of $43.2 million over the estimated fair value of the net amounts assigned to assets acquired and liabilities assumed.

The Company expects to incur certain charges and expenses related to integration of the operations of Wirthlin. The Company is currently assessing the business processes and circumstances that bear upon the operations, facilities and other assets of the business, and is developing a strategic and operating plan. The integration may include charges and expenses for the following items: duplicative costs to operate two corporate offices for a period of time after the merger becomes effective; costs associated with the possible closing of certain phone centers and duplicate offices; costs related to Wirthlin associate severance, retention bonuses and relocation; and other charges identified in connection with the development and implementation of the strategic and operating plan. The Company is also currently in the process of completing its determination of the fair value of certain assets and liabilities acquired. The unaudited pro-forma consolidated financial statements do not reflect such anticipated charges and expenses. In addition, the pro-forma amounts do not reflect any benefits from economies that might be achieved from combining the operations.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained or implied in this Amendment No. 1 to Current Report on Form 8-K or made by the Company’s management involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe,” “anticipate,” “expect,” “estimate,” “predict,” “intend,” “plan,” “project,” “will,” “will be,” “will continue,” “will result,” “could,” “may,” “might” or any variations of such words or other words with similar meanings.

Numerous risk factors, including those discussed in other reports or filings filed by the Company with the Securities and Exchange Commission (including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004) could cause actual results for 2005 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by the Company’s management. Additionally, risks associated with combining businesses and achieving expected savings and synergies and/or with assimilating acquired companies and the fact that acquisition and integration related to the Wirthlin acquisition are difficult to predict with a level of certainty and may be material.

The pro-forma information contained in this report is based upon available information and assumptions and does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In Thousands)

	Harris	Wirthlin
	June 30,	June 30,
	2004	2004
	(a)	(b)	Adjustment		Pro forma
Assets
Current assets:
Cash and cash equivalents	$20,906	7,441	(27,493	)(c)	$854
Marketable securities	35,658	521	(75	)(d)	36,104
Accounts receivable, net	23,876	8,180	0		32,056
Costs and estimated earnings in excess					—
of billings on uncompleted contracts	5,885	2,648	0		8,533
Other current assets	4,227	751	(95	)(e)	4,883
Deferred tax assets	6,340	—	0		6,340

Total current assets	96,892	19,541	(27,663)		88,770
Property, plant and equipment, net	6,261	2,149			8,410
Goodwill	63,906	3,277	35,470	(f)	102,653
Other intangibles, net	2,745	616	6,910	(g)	10,271
Deferred tax assets	25,383	—	0		25,383
Other assets	1,937	190	0		2,127

Total assets	$197,124	$25,773	$14,717		$237,614

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	7,638	1,112	0		8,750
Accrued expenses	11,570	5,091	(1,209	)(h)	15,452
Billings in excess of costs and estimated					—
earnings on uncompleted contracts	10,756	3,182	0		13,938
Notes Payable	—	1,329	0		1,329
Deferred taxes	—	71	0		71

Total current liabilities	29,964	10,785	(1,209)		39,540
Deferred tax liabilities	792	—	2,869	(i)	3,661
Long Term Debt	—	3,448	2,433	(j)	5,881
Minority Interest	—	489	(489	)(k)	—
Other long-term liabilities	879	—	0		879
Common stock	57	373	(369	)(l)	61
Additional paid in capital	195,817	1,599	20,561	(l)	217,977
Accumulated other comprehensive income	(8)	(620)	620	(m)	(8)
Notes Receivable	—	(3,048)	3,048	(m)	(0)
Retained Earnings (Accumulated Deficit)	(30,377)	12,747	(12,747	)(m)	(30,377)

Total stockholders’ equity	165,489	11,051	11,113		187,653

Total liabilities and stockholders’ equity	$197,124	$25,773	$14,717		$237,614

(a)	Data derived from the books and records of the Company.

(b)	Data derived from the books and records of Wirthlin.

(c)	Reflects (i) adjustments and transactions subsequent to June 30, 2004 and prior to the closing balance sheet to reduce cash by $6,503 for items such as shareholder distributions, the purchase of minority interest in subsidiaries and payments for bonus compensation and (ii) $20,991 in cash consideration related to the acquisition, including payments for the purchase price, covenants not to compete and transaction costs.

(d)	Reflects adjustments and transactions subsequent to June 30, 2004 and prior to the closing balance sheet to record a loss on the sale of marketable securities.

(e)	Reflects adjustments and transactions subsequent to June 30, 2004 and prior to the closing balance sheet for the transfer of a life insurance policy to the beneficiary.

(f)	Reflects adjustments for the purchase price and acquisition costs in excess of acquired net assets and intangible assets created by the acquisition.

(g)	Reflects intangible assets recorded for the acquisition for customer relationships, tradenames and covenants not to compete, which will be amortized over their useful life of 10, 2 and 2 years, respectively.

(h)	Reflects adjustments and transactions subsequent to June 30, 2004 and prior to closing balance sheet to record liabilities of Wirthlin. These adjustments included items such as dividends payable and accrued bonus compensation.

(i)	Reflects deferred tax liabilities incurred related to the intangible assets recorded for the acquisition, which are not deductible for income tax purposes.

(j)	Reflects additional debt incurred by Wirthlin subsequent to June 30, 2004 and prior to the closing balance sheet.

(k)	Reflects the elimination of minority interest acquired by Wirthlin prior to the acquisition.

(l)	Represents the elimination of the previous capital structure of Wirthlin and the issuance of common stock by the Company related to the acquisition.

(m)	Represents the elimination of the previous capital structure of Wirthlin.

HARRIS INTERACTIVE INC.
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In Thousands, except share and per share data)

	Twelve months ended
	June 30, 2004
	Harris	Wirthlin	Pro Forma
	(a)	(b)	Adjustments		Pro forma
Revenue from services	$146,032	$55,017			$201,049
Cost of services	70,301	25,057			95,358

Gross profit	75,731	29,960	—		105,691
Operating expenses:
Sales and marketing expenses	12,041	6,176			18,217
General and administrative expenses	50,231	19,087	1,299	(c)	70,617

Total operating expenses	62,272	25,263	1,299		88,834

Operating income	13,459	4,697	(1,299)		16,857
Interest and other income, net	495	45			540

Income before income taxes	13,954	4,742	(1,299)		17,397
Income tax (benefit) expense	(15,964)	165	1,212	(d)	(14,587)
Minority Interest	—	81	(81	)(e)	—

Net income	29,918	4,658	(2,592)		31,984
Basic net income per share	$0.53				$0.54
Diluted net income per share	$0.52				$0.52
Weighted average shares outstanding -
Basic	56,099,330		3,524,990	(f)	59,624,320
Diluted	57,444,785		3,524,990	(f)	60,969,775

(a)	Data derived from the Harris Interactive Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

(b)	Data derived from the books and records of Wirthlin.

(c)	Adjustments to reflect (i) additional annual amortization expense of $975 for intangible assets recorded in connection with the acquisition, (ii) the elimination of $463 in exchange gains recorded on Wirthlin’s intercompany debt to conform to the Company’s accounting policies and FAS 52 and (iii) the elimination of $139 in transaction costs incurred by Wirthlin prior to the acquisition.

(d)	To record the tax effect of the net pro forma adjustments and record tax expense at an estimated effective tax rate of 40% for the twelve months ended June 30, 2004.

(e)	To reflect the elimination of minority interest acquired by Wirthlin prior to the acquisition.

(f)	To reflect the shares of the Company’s common stock issued to the shareholders of Wirthlin in connection with the acquisition.